AMENDED AND RESTATED OPERATING BYLAWS
                                       OF
                        FIRST DEFINED PORTFOLIO FUND, LLC


                                    ARTICLE I


                       LIMITED LIABILITY COMPANY AGREEMENT
                                       AND
                                     OFFICES

     Section 1.1. Agreement of Company. Pursuant to Section 6.1 of the Limited Liability Company Agreement, as from time to time in effect (the "Agreement"), of First Defined Portfolio Fund, LLC, the Delaware limited liability company referenced in the Agreement (the "Company"), the Board of Trustees of the Company is authorized to adopt these Bylaws provided that such Bylaws are not inconsistent with the Agreement. Accordingly, with regards to any provision of these Bylaws that is inconsistent with the Agreement, the terms of the Agreement shall control.

     Section 1.2. Other Offices. The Company may have such other offices and places of business within or without the State of Delaware as the Board of Trustees shall determine.


                                   ARTICLE II


                                     MEMBERS

     Section 2.1. Place of Meetings. Meetings of the Member may be held at such place or places within or without the State of Delaware as shall be fixed by the Board of Trustees and stated in the notice of the meeting.

     Section 2.2. Regular Meeting. No regular meetings of the Member for the election of the Board of Trustees and the transaction of such other business as may properly come before the meeting shall be held unless the Board of Trustees by resolution shall designate such date and time of such meeting or except as otherwise required by applicable law.

     Section 2.3. Special Meeting. Special meetings of the Member for any purpose or purposes may be called by the Chairman of the Board, the President or two or more members of the Board of Trustees, and must be called at the written request stating the purpose or purposes of the meeting, of at least 10 percent of the Membership Interests entitled to vote at the meeting.

     Section 2.4. Notice of Meetings. Notice stating the time and place of the meeting and in the case of a special meeting the purpose or purposes thereof and by whom called, shall be delivered to the Member not less than ten nor more than sixty days prior to the meeting, except where the meeting is an adjourned meeting and the date, time and place of the meeting were announced at the time of the adjournment.

     Section 2.5. Quorum and Action. (a) Thirty percent (30%) of the voting power of the Membership Interests of the Company entitled to vote at a meeting is a quorum for the transaction of business. If a quorum is present when a duly called or held meeting is convened, the Membership Interests present may continue to transact business until adjournment, even though the withdrawal of a number of Membership Interests originally present leaves less than the proportion or number otherwise required for a quorum.

       (b) The Company shall take action by the affirmative vote of a majority, except in the case of the election of Trustees which shall only require a plurality, of the voting power of the Membership Interests present and entitled to vote at a meeting of the Member at which a quorum is present, except as may be otherwise required by the Investment Company Act of 1940, as amended (the "1940 Act"), or the Agreement.

     Section 2.6. Voting. At each meeting of the Member, each Membership Interests then entitled to vote may be voted by the Member in person or by proxy and shall be entitled to one vote for each Membership Interest. As provided in
Section 2.8 of this Agreement, to the extent required by applicable laws, regulations and Commission positions, the Member is required to submit matters requiring a vote to the Variable Annuity Owners and to vote each Membership Interest in accordance with the instructions of the Variable Annuity Owner who has an indirect right in the Membership Interest pursuant to a Policy issued by American Skandia.

     Section 2.7. Proxy Representation. The Member may cast or authorize the casting of a vote through the filing of a written appointment of a proxy with an officer of the Company at or before the meeting at which the appointment is to be effective. The appointment of a proxy is valid for eleven months, unless a longer period is expressly provided in the appointment. No appointment is irrevocable unless the appointment is coupled with an interest in the Membership Interests.

     Section 2.8. Adjourned Meetings. Any meeting of the Member may be adjourned to a designated time and place by the vote of a majority of the Membership Interests present and entitled to vote thereat even though less than a quorum is so present without any further notice except by announcement at the meeting. An adjourned meeting may reconvene as designated, and when a quorum is present any business may be transacted which might have been transacted at the meeting as originally called.


                                   ARTICLE III


                                BOARD OF TRUSTEES

     Section 3.1. Qualifications and Number: Vacancies. Each Trustee shall be a natural person. A Trustee need not be the Member, a citizen of the United States, or a resident of the State of Delaware. The number of Trustees of the Company, their term and election and the filling of vacancies, shall be as provided in the Agreement.

     Section 3.2. Powers. The business and affairs of the Company shall be managed under the direction of the Board of Trustees. All powers of the Company may be exercised by or under the authority of the Board of Trustees, except those conferred on or reserved to the Member by law, the Agreement or these Bylaws.

     Section 3.3. Investment Polices. It shall be the duty of the Board of Trustees to ensure that the purchase, sale, retention and disposal of portfolio securities and the other investment practices of the Company are at all times consistent with the investment objectives, policies and restrictions with respect to securities investments and otherwise of the Company filed from time to time with the Securities and Exchange Commission and as required by the 1940 Act, unless such duty is delegated to an investment adviser pursuant to a written contract, as provided in the Agreement. The Board of Trustees may delegate the duty of management of the assets of the Company to an individual or corporate investment adviser or subadviser to act as investment adviser or subadviser pursuant to a written contract. However, the Board of Trustees is responsible for the general supervision of the duties performed for the Company by any such party.

     Section 3.4. Meetings. Regular meetings of the Board of Trustees may be held without notice at such times as the Board of Trustees shall fix. Special meetings of the Board of Trustees may be called by the Chairman of the Board or the President, and shall be called at the written request of two or more Trustees. Unless waived by each Trustee, three days' notice of special meetings shall be given to each Trustee in person, by mail, by telephone, or by telegram or cable, or by any other means that reasonably may be expected to provide similar notice. Notice of special meetings need not state the purpose or purposes thereof. Meetings of the Board of Trustees may be held at any place within or outside the United States. A conference among Trustees by any means of communication through which the Trustees may simultaneously hear each other during the conference constitutes a meeting of the Board of Trustees or of a committee of the Board of Trustees, if the notice requirements have been met (or waived) and if the number of Trustees participating in the conference would be sufficient to constitute a quorum at such meeting. Participation in such meeting by that means constitutes presence in person at the meeting.

     Section 3.5. Quorum and Action. A majority of the members of the Board of Trustees currently holding office, or in the case of a meeting of a committee of the Board of Trustees, a majority of the members of such committee, shall constitute a quorum for the transaction of business at any meeting. If a quorum is present when a duly called or held meeting is convened, the Trustees present may continue to transact business until adjournment, even though the withdrawal of a number of Trustees originally present leaves less than the proportion or number otherwise required for a quorum. At any duly held meeting at which a quorum is present, the affirmative vote of the majority of the Trustees present shall be the act of the Board of Trustees or the committee, as the case may be, on any question, except where the act of a greater number is required by these Bylaws or by the Agreement. No individual Trustee shall have the power to act for or on behalf of, or to bind, the Company except as provided by the Agreement, Bylaws or by a resolution of the Board of Trustees.

     Section 3.6. Action by Written Consent in Lieu of Meetings of Board of Trustees. An action which is required or permitted to be taken at a meeting of the Board of Trustees or a committee of the Board of Trustees may be taken by written action signed by the number of Trustees that would be required to take the same action at a meeting of the Board of Trustees or committee, as the case may be, at which all Trustees were present and voted. The written action is effective when signed by the required number of Trustees, unless a different effective time is provided in the written action. When written action is taken by less than all Trustees, all Trustees shall be notified immediately of its text and effective date.

     Section 3.7. Committees. The Board of Trustees, by resolution adopted by the affirmative vote of a majority of the Board of Trustees, may designate from its members an Executive Committee, an Audit Committee and any other committee or committees, each such committee to consist of two or more Trustees and to have such powers and authority (to the extent permitted by law) as may be provided in such resolution. Any such committee may be terminated at any time by the affirmative vote of a majority of the Trustees.


                                   ARTICLE IV


                                    OFFICERS

     Section 4.1. Number and Qualifications. The officers of the Company shall include a Chairman of the Board, a President, a Controller, one or more Vice Presidents (one of whom may be designated an Executive Vice President), a Treasurer, a Secretary and a Chief Compliance Officer. Any two or more offices may be held by the same person. Unless otherwise determined by the Board of Trustees, each officer shall be appointed by the Board of Trustees for a term which shall continue until the meeting of the Board of Trustees following the next regular meeting of the Member and until his successor shall have been duly elected and qualified, or until his death, or until he shall have resigned or have been removed, as hereinafter provided in these Bylaws. The Board of Trustees may from time to time elect, or delegate to the Chairman of the Board or the President, or both, the power to appoint, such officers (including one or more Assistant Vice Presidents, one or more Assistant Treasurers and one or more Assistant Secretaries) and such agents as may be necessary or desirable for the business of the Company. Such other officers shall hold office for such terms as may be prescribed by the Board of Trustees or by the appointing authority.

     Section 4.2. Resignations. Any officer of the Company may resign at any time by giving written notice of his resignation to the Board of Trustees, the Chairman of the Board, the President or the Secretary. Any such resignation shall take effect at the time specified therein or, if the time when it shall become effective shall not be specified therein, immediately upon its receipt, and, unless otherwise specified therein, the acceptance of such resignation shall not be necessary to make it effective.

     Section 4.3. Removal. An officer may be removed at any time, with or without cause, by a resolution approved by the affirmative vote of a majority of the Board of Trustees present at a duly convened meeting of the Board of Trustees.

     Section 4.4. Vacancies. A vacancy in any office because of death, resignation, removal, disqualification or any other cause may be filled for the unexpired portion of the term by the Board of Trustees, or in the manner determined by the Board of Trustees.

     Section 4.5. The Chairman of the Board. The Chairman of the Board shall be elected from among the Board of Trustees. He shall be the chief executive officer of the Company and shall:

               (a) have general active management of the business of the Company;

               (b) when present, preside at all meetings of the Board of Trustees and of the Member;

               (c) see that all orders and resolutions of the Board of Trustees are carried into effect; and

               (d) sign and deliver in the name of the Company any deeds, mortgages, bonds, contracts or other instruments pertaining to the business of the Company, except in cases in which the authority to sign and deliver is required by law to be exercised by another person or is expressly delegated by the Agreement or Bylaws or by the Board of Trustees to some other officer or agent of the Company.

        The Chairman of the Board shall be authorized to do or cause to be done all things necessary or appropriate, including preparation, execution and filing of any documents, to effectuate the registration from time to time of the Membership Interests of the Company with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended. He shall perform all duties incident to the office of Chairman of the Board and such other duties as from time to time may be assigned to him by the Board of Trustees or by these Bylaws.

     Section 4.6. The President. The President shall be the chief operating officer of the Company and, subject to the Chairman of the Board, he shall have general authority over and general management and control of the business and affairs of the Company. In general, he shall discharge all duties incident to the office of the chief operating officer of the Company and such other duties as may be prescribed by the Board of Trustees and the Chairman of the Board from time to time. The President shall also have the power to appoint and terminate authorized persons and agents of the Company. In the absence of the Chairman of the Board or in the event of his disability or inability to act or to continue to act, the President shall perform the duties of the Chairman of the Board and when so acting shall have all the powers of, and be subject to all the restrictions upon, the Chairman of the Board.

     Section 4.7. Executive Vice-President. In the case of the absence or inability to act of the President and the Chairman of the Board, any Executive Vice-President shall perform the duties of the President and when so acting shall have all the powers of, and be subject to all the restrictions upon, the President. Any Executive Vice-President shall perform all duties incident to the office of Executive Vice-President and such other duties as from time to time may be assigned to him by the Board of Trustees, the President or these Bylaws.

     Section 4.8. Vice Presidents. Each Vice-President shall perform all such duties as from time to time may be assigned to him by the Board of Trustees, the Chairman of the Board or the President.

     Section 4.9.    Controller.  The Controller shall:

               (a) keep accurate financial records for the Company;

               (b) render to the Chairman of the Board, the President and the Board of Trustees, whenever requested, an account of all transactions by and of the financial condition of the Company; and

               (c) in general, perform all the duties incident to the office of Controller and such other duties as from time to time may be assigned to him by the Board of Trustees, the Chairman of the Board or the President.

        Unless the Board of Trustees determines otherwise, the Treasurer of the Company shall also serve as Controller.

    Section 4.10.    Treasurer.  The Treasurer shall:

               (a) have charge and custody of, and be responsible for, all the funds and securities of the Company, except those which the Company has placed in the custody of a bank or trust company pursuant to a written agreement designating such bank or trust company as custodian of the property of the Company, as required by Article X of the Agreement;

               (b) deposit all money, drafts, and checks in the name of and to the credit of the Company in the banks and depositories designated by the Board of Trustees;

               (c) endorse for deposit all notes, checks, and drafts received by the Company making proper vouchers therefor;

               (d) disburse corporate funds and issue checks and drafts in the name of the Company, as ordered by the Board of Trustees; and

               (e) in general, perform all the duties incident to the office of Treasurer and such other duties as from time to time may be assigned to him by the Board of Trustees, the Chairman of the Board or the President.

    Section 4.11.    Secretary.  The Secretary shall:

               (a) keep or cause to be kept in one or more books provided for the purpose, the minutes of all meetings of the Board of Trustees, the committees of the Board of Trustees and the Member;

               (b) see that all notices are duly given in accordance with the provisions of these Bylaws and as required by statute;

               (c) maintain records and serve as custodian of the records of the Company;

               (d) see that the books, reports, statements, certificates and other documents and records required by statute to be kept and filed are properly kept and filed;

               (e) Whenever necessary, certify all proceedings of the Board of Trustees and the Member; and

               (f) in general, perform all the duties incident to the office of Secretary and such other duties as from time to time may be assigned to him by the Board of Trustees, the Chairman of the Board or the President.

    Section 4.12. Chief Compliance Officer. The Chief Compliance Officer shall be the principal compliance officer of the Company. The Chief Compliance Officer shall have full responsibility and authority to develop and enforce appropriate policies and procedures for the Company. The Chief Compliance Officer shall have sufficient seniority and authority to compel others to adhere to the compliance policies and procedures of the Company. The Chief Compliance Officer shall be appointed by the Trustees and may only be removed by the Trustees. The Chief Compliance Officer shall report periodically to the Trustees with respect to compliance matters and at least annually meet separately in executive session with the independent Trustees, without other officers or interested Trustees. The Chief Compliance Officer shall annually review the policies and procedures of the Company and prepare an annual written report to the Trustees outlining at a minimum the operation of the policies and procedures of the Company and each service provider since the last report; any material changes made to the policies and procedures since the last report; any recommendations for material changes to the policies and procedures as a result of the annual review; and any material compliance matters since the date of the last report.

    Section 4.13. Salaries. The salaries of all officers shall be fixed by the Board of Trustees.


                                    ARTICLE V


                              MEMBERSHIP INTERESTS

     Section 5.1. Membership Interest Certificates. No Membership Interest certificates shall be issued.

     Section 5.2. Books and Records; Inspection. The Company shall keep at its principal executive office, or at another place or places within the United States determined by the Board of Trustees, a Membership Interest register not more than one year old, containing the name and address of the Member and the number of Membership Interests held by the Member. The Company shall also keep, at its principal executive office, or at another place or places within the

United States determined by the Board of Trustees, a record of the dates on which certificates representing Membership Interests were issued.

     Section 5.3. Membership Interest Transfers. Upon compliance with any provisions restricting the transferability of the Membership Interest that may be set forth in the Agreement, these Bylaws, or any resolution or written agreement in respect thereof, transfers of Membership Interests of the Company shall be made only on the books of the Company by the registered holder thereof, or by his attorney thereunto authorized by power of attorney duly executed and filed with an officer of the Company, or with a transfer agent or a registrar and on surrender of any certificate or certificates for such Membership Interests properly endorsed and the payment of all taxes thereon. Except as may be otherwise provided by law or these Bylaws, the person in whose name Membership Interests stand on the books of the Company shall be deemed the owner thereof for all purposes as regards the Company.

     Section 5.4. Regulations. The Board of Trustees may make such additional rules and regulations, not inconsistent with these Bylaws, as they may deem expedient concerning the issue, certification, transfer and registration of Membership Interests of the Company. They may appoint, or authorize any officer or officers to appoint, one or more transfer agents or one or more transfer clerks and one or more registrars.

     Section 5.5. Record Date: Certification of Membership Interests. (a) The Board of Trustees may fix a date not more than ninety (90) days before the date of a meeting of the Member as the date for the determination of the Membership Interests entitled to notice of and entitled to vote at the meeting or any adjournment thereof.

       (b) The Board of Trustees may fix a date for determining the Member entitled to receive payment of any dividend or distribution or allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Membership Interests.

       (c) In the absence of such fixed record date, (i) the date for determination of the Member entitled to notice of and entitled to vote at a meeting of the Member shall be the later of the close of business on the day on which notice of the meeting is mailed or the thirtieth day before the meeting, and (ii) the date for determining the Member entitled to receive payment of any dividend or distribution or an allotment of any rights or entitled to exercise any rights in respect of any change, conversion or exchange of Membership Interests shall be the close of business on the day on which the resolution of the Board of Trustees is adopted.


                                   ARTICLE VI


                                  MISCELLANEOUS

     Section 6.1. Fiscal Year. The fiscal year of the Company shall be as fixed by the Board of Trustees of the Company.

     Section 6.2. Notice and Waiver of Notice. (a) Any notice of a meeting required to be given under these Bylaws to the Member or the Board of Trustees, or both, may be waived by any such person (i) orally or in writing signed by such person before, at or after the meeting or (ii) by attendance at the meeting in person or, in the case of the Member, by proxy.

       (b) Except as otherwise specifically provided herein, all notices required by these Bylaws shall be printed or written, and shall be delivered either personally, by telecopy, telegraph or cable, or by mail or courier or delivery service, and, if mailed, shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the Member or Trustee at his address as it appears on the records of the Company.


                                   ARTICLE VII


                                   AMENDMENTS

     Section 7.1. These Bylaws may be amended or repealed, or new Bylaws may be adopted, by the Board of Trustees at any meeting thereof or by action of the Board of Trustees by written consent in lieu of a meeting.

Dated as of January 8, 1999

Amended and Restated as of September 13, 2004.